Union Carbide Corporation and Subsidiaries	EXHIBIT 10.7.1

FIRST AMENDMENT

TO

THIRD AMENDED AND RESTATED
REVOLVING LOAN AGREEMENT
This FIRST Amendment is dated as of December 4, 2025 (the “Amendment”) and amends that certain THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT, dated as of December 2, 2024 (as amended, supplemented or otherwise modified prior to the date hereof, the “Third A&R Revolver”), by and between THE DOW CHEMICAL COMPANY, a Delaware corporation (“TDCC” or “Borrower”), as borrower and UNION CARBIDE CORPORATION, a New York corporation (“Carbide” or “Lender” and together with “TDCC” the “Parties”), as lender. The Parties desire to amend the Third A&R Revolver according to the terms in this Amendment. Any capitalized terms used in this Amendment, but not otherwise defined in this Amendment, are defined in the Third A&R Revolver.

The Parties agree to amend Section 2.3 (a) (i) of the Third A&R Revolver in its entirety as follows:

(i)The TDCC Reference Rate minus 0.0625 percent; and

This Amendment may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives.

BORROWER:	LENDER:

The Dow Chemical Company,	Union Carbide Corporation,

By:	/s/ SAKET SELOT	By:	/s/ WENDELL TERRY

Name: Saket Selot		Name: Wendell Terry

Title: Authorized Signer		Title: Authorized Signer
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